   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999.
                                                   REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         TUMBLEWEED COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                   94-3336053
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                                 (650) 216-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                          Principal Executive Offices)

                             1993 STOCK OPTION PLAN
                        1999 OMNIBUS STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                JEFFREY C. SMITH
                                700 SAGINAW DRIVE
                         REDWOOD CITY, CALIFORNIA 94063
                     (Name and Address of Agent for Service)

                                 (650) 216-2000
          (Telephone Number, including Area Code, of Agent for Service)

                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO BE      AMOUNT TO BE   PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM      AMOUNT OF
       REGISTERED              REGISTERED(1)       PRICE PER SHARE        AGGREGATE OFFERING    REGISTRATION
                                                                                 PRICE              FEE
------------------------------------------------------------------------------------------------------------
1993 Stock Option Plan
Common Stock, par value
$0.001 per share                 2,860,644          $  2.08 (2)                $ 5,950,140      $ 1,654.14
------------------------------------------------------------------------------------------------------------
1999 Omnibus Stock Incentive
Plan, Common Stock, par
value $0.001 per share           4,381,500          $ 12    (3)                $52,578,000      $14,616.68
------------------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase
Plan, Common Stock, par
value $0.001 per share             500,000          $ 10.2  (4)                $ 5,100,000      $ 1,417.80
------------------------------------------------------------------------------------------------------------
         Total                   7,742,144                                     $63,628,140      $17,688.62
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the initial public offering price per share of Common Stock as set forth in the Registrant's final prospectus dated August 5th, 1999 filed pursuant to Rule 424(b)(4) under the Securities Act.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the initial public offering price per share of Common Stock as set forth in the Registrant's final prospectus dated August 5th, 1999 filed pursuant to Rule 424(b)(4) under the Securities Act, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                            ----------------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

                                     PART I

ITEM 1.  PLAN INFORMATION*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The document(s) containing the information specified in Part 1 of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Tumbleweed Communications Corp. (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

         (1) The Registrant's Prospectus filed on August 6, 1999 pursuant to Rule 462 under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (2) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on August 2, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4.  DESCRIPTION OF THE SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock being offered will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California. Gregory C. Smith, a partner at Skadden, Arps, beneficially owns 54,246 shares of the Company's Common Stock

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' ties, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if the person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

         The Company's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         - for any breach of the director's duty of loyalty to the Company or its stockholders;

         - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         - under the section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

         - for any transaction from which the director derived an improper personal benefit.

         These provisions are permitted under Delaware law.

         The Company's Amended and Restated Bylaws provide that:

         - the Company must indemnify its directors and officers to the fullest extent permitted by Delaware law;

         - the Company must indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by the Company's board of directors; and

         - the Company must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law.

         The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

         The Company has entered or intends to enter into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's bylaws. These agreements, among other things, will provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS

         1.   The undersigned Registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment to this Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF REDWOOD CITY, STATE OF CALIFORNIA, ON THE 5TH DAY OF AUGUST, 1999.

                                TUMBLEWEED COMMUNICATIONS CORP.


                                By:  /s/ Jeffrey C. Smith
                                    ---------------------------------------
                                    Jeffrey C. Smith
                                    President and Chief Executive Officer

         Each person whose signature appears below hereby constitutes and appoints Jeffrey C. Smith and Joseph C. Consul, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              NAME                                        TITLE                                 DATE
              ----                                        -----                                 ----

   /s/ Jeffrey C. Smith             Chairman of the Board, President and Chief           August 5, 1999
-------------------------------       Executive Officer (Principal Executive Officer)
       Jeffrey C. Smith

   /s/ Joseph C. Consul             Vice President - Finance and Chief                   August 5, 1999
-------------------------------       Financial Officer (Principal Financial
       Joseph C. Consul               Officer and Principal Accounting Officer

   /s/ David F. Marquardt           Director                                             August 5, 1999
-------------------------------
       David F. Marquardt

   /s/ Timothy C. Draper            Director                                             August 5, 1999
-------------------------------
       Timothy C. Draper

   /s/ Standish O'Grady             Director                                             August 5, 1999
-------------------------------
       Standish O'Grady

   /s/ Eric J. Hautemont            Director                                             August 5, 1999
-------------------------------
       Eric J. Hautemont

                              EXHIBIT INDEX

EXHIBIT
NUMBER

 4.1  Specimen common stock certificate*

 4.2 Investors' Rights Agreement, dated as of February 26, 1999, among the Registrant, the Founders, and the holders of the Registrant's preferred stock*

 4.3 Warrant to Purchase Stock, dated November 30, 1998, issued to Silicon Valley Bank*

 5.1  Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1  Consent of KPMG LLP

23.2  Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
      Exhibit 5.1)

24.1  Power of Attorney (included on signature page)

99.1  1993 Stock Option Plan, as amended, and form of agreements thereunder*

99.2  1999 Omnibus Stock Incentive Plan and form of stock option thereunder*

99.3  1999 Employee Stock Purchase Plan*

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (file no. 333-76987), declared effective August 5, 1999.